STATE OF NEVADA BARBARA K. CEGAVSKE Commercial Recordings Division 202 N. Carson Street Secretary of State Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall KIMBERLEY PERONDI Deputy Secretary for 2250 Las Vegas Blvd North, Suite 400 OFFICE OF THE North Las Vegas, NV 89030 Commercial Recordings SECRETARY OF STATE Telephone (702) 486-2880 Fax (702) 486-2888 Business Entity - Filing Acknowledgement 10/31/2019 Work Order Item Number: W2019103100872-202946 Filing Number: 20190257185 Filing Type: Amendment After Issuance of Stock Filing Date/Time: 10/31/2019 8:00:00 AM Filing Page(s): 3 Indexed Entity Information: Entity ID: C8333-1987 Entity Name: INUVO, INC. Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATION SERVICE COMPANY 112 NORTH CURRY STREET, Carson City, NV 89703, USA The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO MRS 78.330 & 73 335/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO MRS 73.403} Officer s Statement (PURSUANT TO NRS 30.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Inuvo, Inc. Entity or Nevada Business Identification Number (NViD): 2. Restated or D Certificate to Accompany Restated Articles or Amended and Restated Articles Amended and a Restated Articles - No amendments; articles are restated oniy and are signed by an Restated Articles: officer of the corporation who has been authorized to execute the certificate by (Select one) resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended (if amending and restating oniy, complete to the date of the certificate. section 1,23, 5 and 6) D Amended and Restated Articles Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Amendment Filing Issuance of Stock) Being Completed: The undersigned declare that they constitute at ieast two-thirds of the (Select only one box) following: (Check only one box) D incorporators D board of directors (If amending, complete section 1, 3, 5 and 6.) The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: Q The entity name has been amended. Q Dissolution The purpose of the entity has been amended. Q Merger The authorized shares have been amended. nConversion D Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 73.380 & 78.335/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 73 403} Officer's Statement (PURSUANT TO MRS 80.030) 4, Effective Date and Date: Time: Time: (Optional) (must not be iater than 90 days after the certificate is filed) 5. Information Being Changes to takes the following effect: Changed: (Domestic The entity name has been amended. corporations only) D The registered agent has been changed, (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. fxl The authorized shares have been amended. The directors, managers or general partners have been amended, IRS tax language has been added. D Articles have been added. Articles have been deleted. D Other. The articles have been amended as follows: (provide article numbers, if available) Article IV - Stock is hereby deleted in its entirety and (continued on attached) (attach additiona! page(s) if necessary) 6. Signature: (Required) //^A-^ Chief Financial Officer Signature of Officer or Autl/foriz^cTSigner Title x Signature of Officer or Authorized Signer Title *if any proposed amendment wouid alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) See attached continuation This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 1/1/2019

CONTINUATION TO CERTIFICATE OF AMENDMENT FOR muvo, me. (PURSUANT TO N.R.S. 78.385 AND 78.390) and replaced with the text set forth hereto and incorporated herein by reference. A. Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is 100,000,000 shares at a par value of $0.001 per share. All stock when issued shall be fully paid and non-assessable. The Board of Directors may, at its discretion and by resolution of the majority of all members of the Board of Directors at the time of such resolution, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options or other documents evidencing the right to acquire the Common Stock of the Corporation. Each share of Common Stock shall be entitled to one vote at any meeting of the Corporation's stockholders duly called for in accordance with the Nevada Revised Statutes, either in person or by proxy. Cumulative voting shall not be permitted for the election of individuals to the Corporation s Board of Directors or for any other matters brought before any meeting of the Corporation's stockholders, regardless of the nature thereof. Stockholders holding the Corporation's Common Stock shall not be entitled to any pre-emptive or preferential rights to acquire additional Common Stock of the Corporation. B. Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is 500,000 shares, $0.001 par value, which may be issued in such series, with such designation, stated values, rights, qualifications or limitations, as determined solely by the Board of Directors of the Corporation.